ACKNOWLEDGMENT

TO:	1974568 ONTARIO LIMITED (the “Borrower”)
RE:

Amended and Restated credit agreement made between, inter alios, the Borrower, the Lenders party thereto from time to time, and Bank of Montreal, as Agent, dated as of November 28, 2022, as further amended, restated supplemented or otherwise modified up to the date hereof (“Credit Agreement”)

DATED:	June 27th, 2023

RECITALS:

A.	Terms used herein as defined terms shall have the respective meanings ascribed in the Credit Agreement, unless otherwise defined.

B.

Pursuant to Section 5.03(b) of the Credit Agreement, the Borrower agreed to maintain a Minimum Liquidity of not less than fifty million dollars ($50,000,000) at all times during the period starting on the ARCA Closing Date and ending on the last day of the Fiscal Quarter ending November 30, 2023 (the “Minimum Liquidity Covenant”).

C.

The Borrower has previously advised the Agent that it may not satisfy the Minimum Liquidity Covenant for the Fiscal Quarter ending May 31, 2023 as tested on May 31, 2023 (“May Liquidity Test”) and has requested that the Lenders waive the Borrower’s compliance with the Minimum Liquidity Covenant for the Fiscal Quarter ending May 31, 2023 as tested on May 31, 2023.

D.	The Borrower and the Lenders have agreed to test the Minimum Liquidity Covenant for the Fiscal Quarter ending May 31, 2023 on June 30, 2023.

E.

The Borrower has advised the Lenders (and the Lenders have agreed) that Tilray Brands will submit a certificate to the Lenders substantially in the form of the compliance certificate attached hereto as Exhibit A on June 30, 2023.

F.

The Lenders have agreed to (i) acknowledge the May Liquidity Test and (ii) waive any Default or Event of Default that may result from the May Liquidity Test (the “Potential Liquidity Default”), subject to the terms hereof.

NOW THEREFORE, subject to the terms hereof, the Lenders hereby: (i) acknowledge the May Liquidity Test; and (ii) waive any Potential Liquidity Default. The Lenders’ waivers herein shall be effective only in the specific instance and for the specific purpose for which it is given and does not and shall not constitute or in any way be deemed to be a waiver of any other additional or subsequent breach, Default or Event of Default, including in respect of the delivery of the June Minimum Liquidity Compliance Certificate, and the Agent and the Lenders hereby expressly reserve any and all of their rights and remedies under this Agreement, and the other Loan Documents arising as a result of any other additional or subsequent breach, Default or Event of Default.

The Borrower and the Lenders agree that the Minimum Liquidity Covenant shall be tested on the basis of a compliance certificate to be provided by a Senior Officer of Tilray Brands, which compliance certificate shall be substantially in the form of the compliance certificate attached hereto as Exhibit A (the “June Minimum Liquidity Compliance Certificate”) and which compliance certificate shall set out a calculation of, and demonstrate compliance with, the Minimum Liquidity Covenant as at June 30, 2023 (based on the amount of unrestricted cash and Cash Equivalents less current liabilities as at February 28, 2023 and calculated pro forma taking into account the Refinancing (as defined below)). The Borrower shall use all reasonable efforts to deliver the June Minimum Liquidity Compliance Certificate to the Lender on June 30, 2023 provided that, in the event that the Refinancing has occurred or is reasonably likely to occur, the Borrower shall not be required to deliver the June Minimum Liquidity Compliance Certificate until the 6th Business Day following the funding of the Refinancing, and in no event later than July 30th.  “Refinancing” means the refinancing of the loan currently owing by 420 Corporation to The Bank of Montreal with a loan that does not mature earlier than one year following the date of such refinancing.

The terms agreed to by Lenders contained in this Agreement is subject to, and contingent upon, the Lenders receiving an amount equal to C$62,000 (representing 10 basis points) on the amount of the Facility, payable to the Agent (for the rateable account of the Lenders based on their Commitments).

This Acknowledgment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Acknowledgment shall become effective when it has been executed by the Lenders and has been acknowledged and agreed to by the Borrower and when the Lenders have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto. Delivery of an executed counterpart of a signature page of this Acknowledgment by telecopy or by sending a scanned copy by electronic mail or by way of other electronic transmission shall be effective as delivery of a manually executed counterpart of this Acknowledgment. The words “execution,” “signed,” “signature,” and words of like shall be deemed to include electronic signatures. This Acknowledgment shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The parties hereto attorn to the jurisdiction of the courts of the Province of Ontario.

[Remainder of page blank]

SIGNING PAGE TO ACKNOWLEDGMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

BANK OF MONTREAL, as Lender
Per:
Name:
Title:

ATB FINANCIAL, as Lender
Per:
Name:
Title:

FARM CREDIT CANADA, as Lender
Per:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the date first written above.

1974568 ONTARIO LIMITED
Per:
Name:
Title: